UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

GLOBAL MEDICAL REIT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-177592	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Blake Street, Suite 310, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-894-7971

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of an Acquisition or Disposition of Assets.

On June 5, 2014, Global Medial REIT Inc. (the “Company”, “we”, “us”, “our”) closed a Purchase Agreement (the “Agreement”) with an unrelated party LTAC Landlord, LLC, a Nebraska limited liability company (“LTAC”), to acquire a 56-bed long term acute care hospital located at 1870 S 75th Street, Omaha, Nebraska (the “Facility”) for a purchase price of $21.7 million (the “Purchase Price”). The Facility is operated by Select Specialty Hospital – Omaha, Inc. pursuant to a sublease which expires in 2022, with sublessee options to renew up to 60 years (the “operating lease”). Also, the real property where the Facility and other improvements are located are subject to a land lease with Catholic Health Initiatives, a Colorado nonprofit corporation (the “land lease”). The land lease expires in 2022 with sublessee options to renew up to 60 years. As part of our acquisition of the Facility, we will acquire the operating lease and the land lease and will become bound by the terms and conditions of these leases. Except with respect to specific contingencies, we do not have the right to terminate the Agreement without LTAC’s consent.

The material terms of the agreement provide for: (i) an initial deposit from us in the amount of $200,000 that was paid on April 17, 2014 and shall be credited to the Purchase Price and is non-refundable except in limited circumstances; (ii) a property inspection period that expired on April 17, 2014; (iii) a closing date that shall occur on or before May 15, 2014, which we may extend until May 30, 2014 by depositing an additional $200,000 with the title company that is acting as escrow agent for the transaction. The Company also deposited $50,000 with the escrow agent for an additional extension from May 30, 2014 to June 5, 2014. The Agreement also contains additional customary covenants, representations and warranties.

The Company entered into a Term Loan and Security Agreement on June 5, 2014, (the “Loan”) with Capital One, National Association (the “Lender”) to borrower in the original principal amount (the “Principal”) of Fifteen Million Sixty Thousand and No/100 Dollars ($15,060,000.00), which shall mature on the Scheduled Maturity Date. Lender has advanced the entire Principal amount of the Loan to Company. The proceeds of the Loan are being and shall be used to (i) acquire the real property and all other assets to be purchased under the Purchase Agreement; (ii) fund certain subaccounts; and (iii) pay transaction costs. Any excess proceeds, if any, may be used for any lawful purpose. No amount repaid in respect of the Loan may be re-borrowed.

The Loan shall bear interest at a rate per annum equal to Four and Ninety-one hundredths of one percent (4.91%) (the “Interest Rate”). Interest on the Loan shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loan, whether by acceleration or otherwise.

Loan repayment shall begin on August 1, 2014, and on the first day of each calendar month thereafter, all accrued and unpaid interest on the outstanding principal balance of the Loan calculated at the Interest Rate; and in addition to the payment of interest, beginning on January 1, 2015, and on the first day of each calendar month thereafter, an Amortization Payment in the amount set forth in Schedule 2.3 of the Loan attached hereto; and the entire outstanding principal balance of the Promissory Note, together with accrued and unpaid interest and any other amounts due under the Loan Documents shall be due and payable on June 5, 2017 (the “Maturity Date”).

The Loan may not be prepaid in whole or in part prior to June 5, 2016, thereafter, the Company, at its option, may prepay the Loan at any time, in whole (but not in part) on at least thirty (30) calendar days but not more than sixty (60) calendar days advance written notice and subject to prepayment that is not on or after May 5, 2017 and the Early Termination Fee to the extent applicable; and all other fees, Expenses and Obligations due and owing under this Agreement and the other Loan Documents.

At Closing, Lender shall have fully earned and Company paid Lender, a non-refundable commitment fee of One Hundred Fifty Thousand Six Hundred and No/100 Dollars ($150,600.00). Unless waived by Lender in writing, if any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Company shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Laws (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents. In the event the Loan is prepaid (in whole or in part) or is accelerated, the Early Termination Fee, if applicable shall be due and payable in full on the date of termination, together with all other Obligations, including without limitation all fees and Expenses due from Borrower to Lender. All fees shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. All fees hereunder shall be non-refundable and deemed fully earned when due and payable.

The obligations of Borrower under the Loan, the Promissory Note, the Loan Documents, or otherwise are secured by any other security interests, mortgages, pledges, liens, assignments and encumbrances that expressly state that they secure the obligations.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement. The Agreement was previously disclosed as an Exhibit to the Current Report on Form 8-K filed on April 17, 2014. The foregoing description of the Loan does not purport to be complete and is qualified in its entirety by the Loan, which are attached to this Current Report on Form 8-K as Exhibit 10.1 Both the Agreement and the Loan and are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)

Pro-forma Financial Information

The pro-forma financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(a)

Exhibits

Exhibit	Description

10.1	Term Loan and Security Agreement with Capital One, National Association dated June 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

Date: June 12, 2014	By: /s/ David Young
David Young, Chief Executive Officer

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